UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2010 (November 22, 2010)

MOBILE MINI, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101 Tempe, Arizona	85283
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On November 23, 2010, Mobile Mini, Inc. (the “Company”) issued $200 million aggregate principal amount of 7.875% senior notes due 2020 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of November 23, 2010 (the “Indenture”), among the Company, all of the Company’s domestic subsidiaries (the “Guarantors” and, together with the Company, the “Issuers”), Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent. The Notes were issued by the Company at an initial offering price of 100% of their face value. The Company used the net proceeds from the sale of the Notes to repurchase approximately 88% of its outstanding 9.75% senior notes due 2014 (the “2014 Notes”) pursuant to the previously announced tender offer and consent solicitation for such 2014 Notes, which were originally issued by Mobile Storage Group, Inc. (“Mobile Storage Group”) and assumed by the Company in connection with its acquisition of Mobile Storage Group in June 2008, and to pay fees and expenses related to the offering.

The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes are the senior unsecured obligations of the Company and are guaranteed on a senior unsecured basis by the Guarantors.

The Notes bear interest at a rate of 7.875% per year, accruing from November 23, 2010. Interest on the Notes is payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2011. The Notes will mature on December 1, 2020.

At any time on or after December 1, 2015, the Company, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, together with accrued and unpaid interest, if any, if redeemed during the 12-month period beginning December 1 of the years indicated:

Optional
Redemption
Year	Price
2015	103.938%
2016	102.625%
2017	101.313%
2018 and thereafter	100.000%

At any time prior to December 1, 2015, the Company may redeem all or any portion of the Notes upon not less than 45 days notice to the trustee and paying agent and not less than 30 nor more than 60 days notice to holders of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a redemption premium as more fully described in the Indenture and accrued and unpaid interest to the redemption date.

In addition, at any time on or before December 1, 2013, the Company may redeem up to 35% of the Notes at a specified redemption price set forth in the Indenture with the net cash proceeds of certain equity offerings. If the Company experiences certain change of control events, it must offer to repurchase the Notes at 101% of their principal amount plus accrued and unpaid interest and additional interest, if any, to the repurchase date.

The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of its restricted subsidiaries to incur indebtedness, pay dividends or distributions in respect of their capital stock or redeem their capital stock, issue preferred stock of the restricted subsidiaries, make other restricted payments, make certain investments, transfer and sell certain assets, create liens on certain assets to secure debt, enter into certain transactions with their affiliates, designate certain subsidiaries as unrestricted subsidiaries, and consolidate, merge or sell substantially all of their assets. These covenants are subject to a number of important exceptions and qualifications, as set forth in the Indenture.

Second Supplemental Indenture

On November 22, 2010, the Issuers entered into a Second Supplemental Indenture with Wells Fargo Bank, N.A., as trustee, (the “Second Supplemental Indenture”) in connection with the Company’s cash tender offer and consent solicitation for its 2014 Notes. Pursuant to the Second Supplemental Indenture, substantially all of the restrictive covenants and certain events of default found in the indenture governing the 2014 Notes were removed.

Registration Rights Agreement

In connection with the issuance and sale of the Notes and related guarantees (the “Securities”), on November 23, 2010, the Issuers entered into a registration rights agreement with Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Oppenheimer & Co. Inc., as Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Issuers agreed to file with the United States Securities and Exchange Commission (the “SEC”), and use their best efforts to cause to become effective within 210 days of November 23, 2010, a registration statement relating to an offer to issue new notes having terms substantially identical to the Notes (the “Exchange Notes” and together with the guarantees thereon, the “Exchange Securities”) in exchange for outstanding Securities (the “Exchange Offer”). If, prior to the completion of the Exchange Offer, any Initial Purchaser holds any Securities that are likely to have the status of an unsold allotment in the initial distribution, then such Initial Purchaser may cause the Issuers to issue and deliver in exchange for such Securities (the “Private Exchange”) a like principal amount of debt securities that are identical in all material respects to the Exchange Securities (the “Private Exchange Notes” and, together with the guarantees thereon, the “Private Exchange Securities”), except for the placement of a restrictive legend on such Private Exchange Securities.

If the Company is not permitted by applicable law or SEC policy to consummate the Exchange Offer or file a registration statement related to the Exchange Offer, the Exchange Offer is not completed by the 240th day after November 23, 2010, a holder (other than an Initial Purchaser) is not permitted to participate in the Exchange Offer, or the holder of Private Exchange Securities so requests at any time within 90 days after the consummation of the Private Exchange, then the Company may be required to file a shelf registration statement to register resales of the Securities, Exchange Securities, or Private Exchange Securities, as applicable. If the Company fails to satisfy these obligations, the Company may be required to pay additional interest to holders of the Securities, Exchange Securities, or Private Exchange Securities under certain circumstances.

Incorporation by Reference

The description of the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

The description of the Second Supplemental Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Second Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

The description of the Registration Rights Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 8.01. Other Events

On November 29, 2010, the Company issued a press release announcing the closing of the issuance of the Notes. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

On November 29, 2010, the Company issued a press release announcing the receipt of sufficient consents to approve the proposed amendments to the indenture under which the 2014 Notes were issued. The full text of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

4.1	Indenture, dated as of November 23,, 2010, among the Issuers, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

4.2	Second Supplemental Indenture, dated as of November 22, 2010, among the Issuers and Wells Fargo Bank, N.A., as trustee.

10.1	Registration Rights Agreement, dated as of November 23, 2010, among the Issuers and the Initial Purchasers.

99.1	Press Release dated November 29, 2010 announcing the closing of the Notes offering.

99.2	Press Release dated November 29, 2010 announcing receipt of the requisite consents to amend the indenture governing the 2014 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2010

MOBILE MINI, INC.

By:  /s/ Christopher J. Miner
Name:   Christopher J. Miner
Title:     Senior Vice President and General Counsel